UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2012
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14169	22-3178468

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland	20850-7464

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 309-8504
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On January 9, 2012, the Company issued the press release attached as Exhibit 99.1 to this Form 8-K, which includes BENLYSTA® sales figures for 2011, guidance regarding cash and investments at year-end 2011 and SG&A and R&D expense for both 2011 and 2012, a business update, and the Company’s priority goals for 2012. In addition, certain information relating to weekly gross sales of BENLYSTA and financial guidance are included in Exhibit 99.2, which is incorporated by reference into this Item 2.02.
Item 7.01. Regulation FD Disclosure.
During the week of January 9, 2012, representatives of Human Genome Sciences, Inc. will be attending meetings with investors, analysts and others at the JP Morgan Healthcare Conference in San Francisco, California, and will be presenting at the conference on Monday, January 9, 2012, at 4:30 p.m. Pacific time (7:30 p.m. Eastern time). During these meetings and the presentation and from time to time, the Company will present the slides attached as Exhibit 99.2 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release, dated January 9, 2012
99.2	Slide Presentation, dated January 9, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
By:	/s/ James H. Davis, Ph.D.
	Name:	James H. Davis, Ph.D.
	Title:	Executive Vice President, General Counsel and Secretary
Date: January 9, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated January 9, 2012
99.2	Slide Presentation, dated January 9, 2012